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                                                                    Exhibit 23.3




                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
TeleWest Communications plc


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57409, 33-57469, 33-57177 and 33-57399) on Form S-3, the
Registration Statements (Nos. 33-54263, 33-57405 and 33-56135) on Form S-4, and the Registration Statements (Nos. 33-54263 and 33-57635) on Form S-8 of Tele-Communications, Inc. and the Registration Statement (No. 33-44532) on Form S-8 of TCI Communications, Inc. of our report dated March 21, 1995, relating to the consolidated balance sheet of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended 31 December 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Tele-Communications, Inc. and TCI Communications, Inc.





London, England
29 March 1995